Exhibit 99.2
Unaudited Pro Forma Condensed Balance Sheet
March 31, 2008
In thousands, except share and per share data

	Origen Financial, Inc.	Pro Forma		Origen Financial, Inc.
	Historical	Adjustments		Pro Forma

ASSETS

Cash and cash equivalents	$4,477	$37,682	[1]	$42,159
Restricted cash	15,253	(15,253)	[2]	—
Investments	9,781	—		9,781
Loans held-for-investment, net of allowance for loan losses of $8,184	1,019,773	(19,559)	[1]	1,000,214
Loans held-for-sale	5,246	—		5,246
Servicing advances	5,731	(5,731)	[1]	—
Servicing rights	2,069	(2,069)	[1]	—
Furniture, fixtures and equipment, net	3,086	(1,509)	[1]	1,577
Reposessed houses	5,406	—		5,406
Other assets	14,554	15,231	[1] [2]	29,785

Total assets	$1,085,376	$8,792		$1,094,168

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Warehouse financing	$46,470	$—		$46,470
Securitization financing	858,507	15,253	[2]	873,760
Notes payable — related party	14,739	—		14,739
Other liabilities	56,270	(15,253)	[2]	41,017

Total liabilities	$975,986	—		$975,986

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized; 125 shares issued and outstanding, $1,000 per share liquidation preference	125	—		125
Common stock, $.01 par value, 125,000,000 shares authorized, 26,005,415 shares issued and outstanding	260	—		260
Additional paid-in capital	222,215	—		222,215
Accumulated other comprehensive loss	(34,388)	—		(34,388)
Distributions in excess of earnings	(78,822)	8,792	[1]	(70,030)

Total stockholders’ equity	109,390	8,792		118,182

Total liabilities and stockholders’ equity	$1,085,376	$8,792		$1,094,168

Unaudited Pro Forma Condensed Income Statement
Three Months Ended March 31, 2008
In thousands, except share and per share data

	Origen Financial, Inc.	Pro Forma		Origen Financial, Inc.
	Historical	Adjustments		Pro Forma

Interest Income
Total interest income	$23,966	$2,595	[2] [3]	$26,561
Total interest expense	16,474	—		16,474

Net interest income before loan losses and impairment	7,492	2,595		10,087
Provision for loan losses	3,030	—		3,030
Impairment of purchased loan pool	248	—		248

Net interest income after loan losses and impairment	4,214	2,595		6,809

Non-interest income (loss)
Servicing income	4,869	(4,221)	[2] [3]	648
Loss on sales of loans	(21,659)	—		(21,659)
Other	(3,117)	(218)	[2]	(3,335)

Total non-interest income (loss)	(19,907)	(4,439)		(24,346)

Non-interest expenses
Personnel	5,873	(1,730)	[2] [5]	4,143
Loan origination and servicing	456	(97)	[2]	359
State business taxes	196	(6)	[2]	190
Other operating	2,728	995	[2] [4]	3,723

Total non-interest expense	9,253	(838)		8,415

Income (loss) before income taxes	(24,946)	(1,006)		(25,952)
Income tax expense	46	(13)	[2]	33

Net loss	$(24,992)	$(993)		$(25,985)

Weighted average common shares outstanding, basic	25,409,874			25,409,874

Weighted average common shares outstanding, diluted	25,409,874			25,409,874

Earnings (loss) per common share:
Basic	$(0.98)			$(1.02)

Diluted	$(0.98)			$(1.02)

Unaudited Pro Forma Condensed Income Statement
Twelve Months Ended December 31, 2007
In thousands, except share and per share data

	Origen Financial, Inc.	Pro Forma		Origen Financial, Inc.
	Historical	Adjustments		Pro Forma

Interest Income
Total interest income	$92,127	$7,814	[2][3]	$99,941
Total interest expense	59,758	(18)	[2]	59,740

Net interest income before loan losses and impairment	32,369	7,832		40,201
Provision for loan losses	8,739	—		8,739
Impairment of purchased loan pool	—	—		—

Net interest income after loan losses and impairment	23,630	7,832		31,462

Non-interest income
Servicing income	18,149	(15,647)	[2] [3]	2,502
Other	3,891	(1,322)	[2]	2,569

Total non-interest income	22,040	(16,969)		5,071

Non-interest expenses
Personnel	24,449	(7,243)	[2] [5]	17,206
Loan origination and servicing	1,985	(539)	[2]	1,446
Goodwill impairment	32,277	—		32,277
Investment impairment	9,179	—		9,179
State business taxes	273	5	[2]	278
Other operating	9,214	2,125	[2] [4]	11,339

Total non-interest expense	77,377	(5,652)		71,725

Income (loss) before income taxes	(31,707)	(3,485)		(35,192)
Income tax expense	60	(14)	[2]	46

Net loss	(31,767)	(3,471)		(35,238)

Weighted average common shares outstanding, basic	25,316,278			25,316,278

Weighted average common shares outstanding, diluted	25,316,278			25,316,278

Earnings (loss) per common share:
Basic	$(1.26)			$(1.39)

Diluted	$(1.26)			$(1.39)

Notes to Unaudited Pro Forma Financial Statements

[1] Sales Price
Servicing rights owned portfolio	20,999	{a}
Servicing rights loans serviced for others	12,338	{b}
Servicing advances	4,826	{c}
Forced-placed insurance premiums	19	{c}
Less estimated transaction costs	(500)

Total sales price	37,682
Less allocated carrying value of owned portfolio servicing rights	19,559	{d}
Less book value of assets sold	9,331	{e}

Gain on sale	8,792

{a}	Amount is calculated based on 2.04% of the outstanding principal balance of the Company’s owned loan portfolio as of March 31, 2008.

{b}	Amount is calculated based on 2.04% of the outstanding principal balance of the Company’s serviced for others loan portfolio as of March 31, 2008.

{c}	Amount is calculated based on 84.2% of the applicable balance as of March 31, 2008.

{d}	Amount represents an allocation of the sales proceeds calculated based on the relative fair market values of the assets sold on March 31, 2008.

{e}	Amount is calculated based on the book value of the asset sold as of March 31, 2008.
[2]    Elimination of activities and operations related to assets sold.
[3]    Adjustment to reflect the reclassification of revenue from servicing fee revenue to interest income.
[4]    Adjustment to reflect the payment of servicing fees related to the servicing of the Company’s owned loan portfolio.
[5]    Severance costs of $525,000 are not reflected in this amount.